Exhibit 99.1

Clovis Oncology Announces Proposed Offering of Common Stock

January 3, 2017

BOULDER, Colo.– Clovis Oncology, Inc. (NASDAQ:CLVS) announced today that it has commenced an underwritten public offering of shares of its common stock to raise aggregate proceeds of approximately $175 million. All shares of the common stock to be sold in the offering will be offered by Clovis Oncology.

Clovis Oncology intends to use the net proceeds of the offering for general corporate purposes, including commercial planning and sales and marketing expenses associated with the launch of Rubraca™ (rucaparib) in the United States and, if approved by the European Medicines Agency (EMA), in Europe, funding of its development programs, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

J. P. Morgan Securities LLC and BofA Merrill Lynch are acting as joint book-running managers for the offering. Stifel and SunTrust Robinson Humphrey are acting as co-managers for the offering.

In addition, Clovis Oncology intends to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the number of shares sold on the same terms and conditions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

This offering is being made only by means of a prospectus supplement and related prospectus. Copies of the prospectus supplement and related prospectus relating to this offering may be obtained from J. P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling toll-free 866-803-9204, or from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, or by email to dg.prospectus_requests@baml.com.

The shares are being offered pursuant to an effective shelf registration statement. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops diagnostic tools that direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the timing and size of the offering, the conditions affecting the capital markets, general economic, industry, or political conditions, and the satisfaction of customary closing conditions related to the proposed public offering. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see the prospectus supplement and related prospectus for this offering as well as Clovis Oncology’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other reports filed with the Securities and Exchange Commission.

Contacts

Clovis Oncology, Inc.

Anna Sussman, 303-625-5022

asussman@clovisoncology.com

or

Breanna Burkart, 303-625-5023

bburkart@clovisoncology.com